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                                 PRESS RELEASE
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     Area Bancshares Corporation - 230 Frederica Street - Owensboro KY 42301
                       (502) 688-7750 - Fax (502) 686-1519

                              FOR IMMEDIATE RELEASE

November 2, 1998

                AREA BANCSHARES CORPORATION ANNOUNCES MANAGEMENT
                        REALIGNMENT AND STOCK REPURCHASE

    AREA BANCSHARES CORPORATION (NASDAQ: AREA) announces a management realignment following the resignation of Chief Financial Officer Jack Brown to pursue other interests:

    John A. Ray, President of The Owensboro National Bank, located in Owensboro, Kentucky, has been elevated to Executive Vice President and Chief Financial Officer of Area Bancshares Corporation. Mr. Ray has been with Area Bancshares Corporation or its subsidiaries since 1984.

    Darrell Higginbotham, currently President of Alliance Bank, FSB, located in Somerset, Kentucky, has been named President and CEO of The Owensboro National Bank to succeed Mr. Ray.

    Scott Cvengros, currently Vice President-Loan Administration for Area Bancshares Corporation, has been named President and CEO of Alliance Bank, FSB, to succeed Mr. Higginbotham.

    John Penn, Executive Vice President of Area Bancshares Corporation, will be responsible for development and oversight of all nonbanking operations, including development of insurance and security brokerage lines of business. He will also supervise the company's Atlanta, Georgia, SBA lending program and its Lexington, Kentucky, indirect automobile lending program.

    Messrs. Higginbotham, Cvengros and Penn joined Area Bancshares Corporation in September 1997, following the company's acquisition of Cardinal Bancshares, Inc.

    The appointments will become effective by January 1, 1999.

    Area Bancshares Corporation also announced that its Board of Directors has approved the repurchase of up to 100,000 shares of its common stock on the open market.

    Area Bancshares Corporation, a $2.0 billion multi-bank holding company headquartered in Owensboro, Kentucky, operates eleven banks and one thrift with 57 banking facilities in 24 cities throughout Kentucky. Through its subsidiaries, Area offers a broad range of banking and banking-related services.

    CONTACT: Gary R. White of Area Bancshares Corporation at (502) 688-7824.

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